EXHIBIT 10.37
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                                 PROMISSORY NOTE

$250,000                                                       November 9, 2000

         FOR VALUE RECEIVED, the undersigned, HEARTSOFT, INC., a Delaware corporation, promises to pay to the order of ALAN W. CARLTON REVOCABLE LIVING TRUST ("Holder"), on the earlier of May 9, 2001, or five (5) business days after Heartsoft shall have received equity investments or debt financing equal to or in excess of $750,000, at such place as may be designed in writing by Holder, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000), together with interest thereon from the date hereof until maturity at a per annum rate equal to 6.15%.

         While any default exists hereunder, the entire unpaid balance of principal and accrued interest shall, from the date of such default, thereafter bear interest at 15% per annum until paid.

         Upon default in any of the terms or conditions of this Note or of the Joint Security Agreement of even date, at the option of the Holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter as the Holder may elect, regardless of the date of maturity hereof.

         The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Holder's rights hereunder, the undersigned will pay to the Holder its reasonable attorney fees, together with all court costs and reasonable expenses paid by Holder.

         This Note is to be construed according to the laws of the State of Oklahoma.

         The makers, endorsers, sureties, guarantors and all other persons who may become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Said parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for payment hereof, or release of any party liable for payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging said party's liability hereunder.

         The undersigned may prepay this Note in whole or in part at any time from time to time without premium or penalty but with interest to the date of payment on the amount prepaid.

         This Note is secured by a security interest in certain collateral pursuant to a Joint Security Agreement of even date. This Note, the Joint Security Agreement, that certain Letter Agreement of even date between the undersigned and Holder shall govern the rights of the parties hereto and thereto.

         Executed on this 9th day of November, 2000.

                             HEARTSOFT, INC.


                             By /s/ Benjamin P. Shell
                                ---------------------------------
                                 Benjamin Shell, Chairman and CEO